SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange
         Act of 1934


         Date of Report (Date earliest event reported) October 12, 2000


                            Worksafe Industries Inc.
               (Exact name of registrant as specified in charter)

New York                             01-06855                  11-1874010
(State or other jurisdiction         (Commission               (IRS Employer
of incorporation)                    File Number)              Identification
                                                               Number)


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        130 West 10th Street, Huntington Station, New York     11746
             (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (516) 428-1802



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         (Former name or former address, if changed since last report.)

Item 5. Other Events.

     The registrant is experiencing a delay in finalizing its year-end results due to a significant difference in its ending inventory valuation as compared to its General Ledger balance. This difference is estimated to be between $1.5 and $1.75 million, which will approximate the difference in results from continuing operations for fiscal 2000 as compared to fiscal 1999. As a result of the foregoing, the Registrant will not be filing its Form 10K for its year ended June 30, 2000 for approximately 30 days while it ascertains the status of the foregoing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2000

                                                WORKSAFE INDUSTRIES INC.


                                                By: /s/ Arthur Wasserspring
                                                    ----------------------------
                                                    ARTHUR WASSERSPRING
                                                    Vice-President of
                                                    Finance, Treasurer
                                                    and Chief Financial
                                                      Officer